EXHIBIT 2.02


                              FIRST AMENDMENT TO
                          AGREEMENT AND PLAN OF MERGER


     FIRST AMENDMENT dated as of May 8, 2000 (the "Amendment") to the AGREEMENT AND PLAN OF MERGER (the "Merger Agreement") dated as of February 25, 2000 between Mustang.com, Inc., a California corporation (the "Company"), and Quintus Corporation, a Delaware corporation ("Parent").

     WHEREAS, pursuant to Section 11.03 of the Merger Agreement, the Merger Agreement may be amended by a written instrument signed by the Company and Parent; and

     WHEREAS, the Company and Parent desire to enter into this Amendment to effect certain technical amendments to the Merger Agreement;

     NOW, THEREFORE, in consideration of the mutual agreements contained in this Amendment and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the Company and Parent hereby agree as follows:

     1. Defined Terms. Capitalized terms used herein and not otherwise defined herein have the respective meanings assigned to them in the Merger Agreement.

     2. Amendments to Section 1.01 of the Merger Agreement. (a) Section 1.01(a) of the Merger Agreement is hereby amended by (i) replacing the words "California Law" in the first sentence of such section with the words "Delaware Law" and (ii) inserting the words "and the Delaware Law" after the words "California Law" in the second sentence of such section.

     (b) Section 1.01(b) of the Merger Agreement is hereby amended by (i) inserting the words "and a certificate of merger with the Secretary of State of the State of Delaware" after the words "the California Secretary of State" in the first sentence of such section, (ii) inserting the words "and Delaware Law" after the words "California law" in the first sentence of such section and
(iii) (A) inserting "(i)" after the words "(the "Effective Time") as" in the second sentence of such section and (B) replacing the words "(or at such later time as may be specified in the agreement of merger)" with the words ", (ii) the certificate of merger is filed with the Secretary of State of the State of Delaware or (iii) such time as may be specified in the agreement of merger or the certificate of merger, whichever is later."


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     (c) Section 1.01(c) of the Merger Agreement is hereby amended by inserting the words "and Delaware Law" after the words "California Law" in the first sentence of such section.

     3. Amendment to Section 2.02 of the Merger Agreement. Section 2.02 of the Merger Agreement is hereby amended by replacing the words "Merger Subsidiary" with the words "the Company."

     4. Amendments to Sections 3.03 and 4.03 of the Merger Agreement. (a)
Section 3.03 of the Merger Agreement is hereby amended by replacing the existing clause (a) in such section with "(a) the filing of an agreement of merger with the California Secretary of State, a certificate of merger with the Secretary of State of the State of Delaware, and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business."

     (b) Section 4.03 of the Merger Agreement is hereby amended by replacing the existing clause (a) in such section with "(a) the filing of an agreement of merger with the California Secretary of Sate, a certificate of merger with the Secretary of State of the State of Delaware, and appropriate documents with the relevant authorities of other states in which parent is qualified to do business."

     5. Effect of Amendment. Except as amended hereby, the Merger Agreement shall remain unchanged, and the Merger Agreement as amended hereby shall remain in full force and effect.

     6. Counterparts; Effectiveness. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Amendment shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto.

     7. Governing Law. This Amendment shall be construed in accordance with and governed by the law of the State of Delaware, without regard to the conflict of law rules of such state.


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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.


                                 QUINTUS CORPORATION


                                 By: /s/ Alan K. Anderson
                                    --------------------------------------------
                                    Name:  Alan K. Anderson
                                    Title: Chairman and Chief Executive Officer




                                 MUSTANG.COM, INC.


                                 By: /s/ James A. Harrer
                                    --------------------------------------------
                                    Name:  James A. Harrer
                                    Title: President and Chief Executive Officer